EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203743), Form S-4 (No. 333-111590 and No. 333-145213) and Form S-8 (No. 333-219378, No. 333-122877, No. 333-155384, No. 333-171364, and No. 333-209391) of our reports dated August 10, 2017, with respect to the consolidated financial statements of Royal Gold, Inc., and the effectiveness of internal control over financial reporting of Royal Gold, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2017.

/s/ Ernst & Young LLP
Denver, Colorado
August 10, 2017